UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Lord Abbett Securities Trust

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transactions applies:

	(2)	Aggregate number of securities to which transactions applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

March XX, 2012

Dear Home Office Contact:

Lord Abbett Large Cap Value Fund Merger

In an effort to improve the quality of our clients’ investment experience and better meet their evolving investment needs, shareholders of Lord Abbett Large Cap Value Fund will be asked to approve a merger that would combine that Fund and another similarly managed, value-oriented Lord Abbett Fund, Lord Abbett Fundamental Equity Fund. We believe this merger will benefit Large Cap Value Fund shareholders by enabling them to pursue substantially similar investment objectives and strategies, but as part of a larger Fund with greater investment flexibility and lower overall expenses.

Shareholders of Large Cap Value Fund will be asked to vote on this proposal at a meeting scheduled to be held on May 18, 2012. Shareholders of Fundamental Equity Fund will not be solicited because their approval or consent is not necessary for the merger to proceed.

If the merger is completed, Large Cap Value Fund shareholders will become shareholders of Fundamental Equity Fund. They will receive Fundamental Equity Fund shares of the same class with a total value equal to their investment in Large Cap Value Fund. The merger is expected to be a tax-free reorganization for federal income tax purposes, and shareholders will not be charged any sales charges, commissions, or other fees in connection with it. The merger is expected to take place in June.

In late March, a shareholder proxy mailing will provide more information about the proposed merger and Fundamental Equity Fund. If you would like to receive a copy of the proxy materials or other Fund materials, or if you have any other questions regarding the merger, please contact us at 888-522-2388.

Sincerely,
(Name of Key Account RM)

Lord Abbett Large Cap Value Fund
May 18th, 2012
1-877-708-3581
DRAFT Solicitation Script

Inbound Greeting:
Thank you for calling the Proxy Services Center for Lord Abbett Large Cap Value Fund. My name is <Agent Name> and this call is being recorded for quality assurance. How may I assist you today?

Outbound Greeting:
Hello, is Mr. /Ms. _________ available please?

Hi Mr. /Ms._______________, my name is <Agent Name> and I am calling on behalf of the Lord Abbett Large Cap Value Fund on a recorded line. Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders to be held on May 18th 2012, and have not received your vote.

Voting:
Your Fund’s Board of Directors recommends that you vote “FOR” the approval of the proposal. Would you like to vote today?

The process will only take a few moments.

For the record, would you please state your full name and full mailing address?

Are you authorized to vote on all shares? (Should have already identified shares s/he is authorized to vote)

Again, my name is <Agent Name>, a proxy voting specialist on behalf of the Lord Abbett Large Cap Value Fund. Today’s date is <Date> and the time is <Time (am/pm) Eastern Time.

Mr. /Ms.____________, I have recorded your [FOR / AGAINST / ABSTAIN] vote for all of your Lord Abbett Large Cap Value Fund accounts and will be sending you a written confirmation for each. If you wish to make any changes you may call us at (Outbound: 1-877-708-3581/Inbound: the same number you called today) before the meeting.

Thank you very much for your participation and have a great day/evening.

If Unsure of voting/No to voting with the board recommendations:
Would you like me to review the proposal with you? (After review, ask if they would like to vote now over the phone, if applicable)

If requesting materials to be sent again:
I can resend the materials to you. Can you please verify your full mailing address? (Verify entire address, including street name, number, town, state & zip) Do you have an email address this can be sent to? (If yes, enter the email address in the notes and read it back phonetically)

Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote (For email the only way to vote is to call Outbound: 1-877-708-3581/Inbound the same number you called today; the number is listed in the body of the email). For re-mail), one of which is to call us back at (Outbound: 1-877-708-3581/Inbound the same number you called today). Thank you again for your time today, and have a wonderful day/evening.

If Not Interested:
(Use rebuttal) I am sorry for the inconvenience. Your vote is important and you can help your Fund avoid the cost of further solicitation by voting promptly. Please fill out and return your proxy card at your earliest convenience. You can also vote via any of the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name>, and I am a proxy voting specialist for the Lord Abbett Large Cap Value Fund. You should have received proxy materials in the mail for the Special Meeting of Shareholders to be held on May 18th, 2012, but you can vote now. To vote by telephone, call toll-free at 1-877-708-3581 Monday through Friday, 9:30 AM to 9:00 PM or Saturday 10:00AM to 6:00 PM Eastern Time and a proxy voting specialist will help you. To vote online 24 hours a day 7 days a week log onto www.proxyvote.com and enter the control number indicated by an arrow on your proxy card.

Thank you for your vote.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of the Lord Abbett Large Cap Value Fund. You should have received proxy materials in the mail for the Special Meeting of Shareholders to be held on May 18th, 2012, but you can vote now. To vote by telephone, call toll-free at 1-877-708-3581 Monday through Friday, 9:30 AM to 9:00 PM or Saturday 10:00AM to 6:00 PM Eastern Time and a proxy voting specialist will help you. To vote online 24 hours a day 7 days a week log onto www.proxyvote.com and enter the control number indicated by an arrow on your proxy card.

Thank you for your vote.

INBOUND - CLOSED RECORDING:

“Thank you for calling the Broadridge Proxy Services Center for the Lord Abbett Large Cap Value Fund. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. To vote online 24 hours a day 7 days a week log onto www.proxyvote.com and enter the control number indicated by an arrow on your proxy card. Thank you.”

INBOUND - CALL IN QUEUE MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center for the Lord Abbett Large Cap Value Fund. Our proxy specialists are currently assisting other shareholders. Your call is important. If would like to vote now and you have your proxy card, you can vote online at www.proxyvote.com using the control number indicated by an arrow on the card. Otherwise, please continue to hold and your call will be answered in the order in which it was received.”

END OF CAMPAIGN MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center for the Lord Abbett Large Cap Value Fund. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your Lord Abbett Fund, please contact your Financial Advisor or call the Lord Abbett Funds at 1-888-522-2388. Thank you for investing with the Lord Abbett Fund.”